EXHIBIT 99

Contacts:	Barb Remley Chief Financial Officer MakeMusic! Inc. 952.937.9611 bremley@makemusic.com	Anne Ascher BlueFire Partners 612.344.1035 aascher@bluefirepartners.com

MAKEMUSIC! ANNOUNCES COMPLETION OF $730,000 FINANCING

Proceeds of Bridge Financing to Accelerate SmartMusic® Roll-Out

MINNEAPOLIS, October 9, 2002 — MakeMusic! Inc. (Nasdaq: MMUS) announced today that it has completed a $730,000 bridge financing, issuing 10% subordinated notes to investors, who include the company’s chairman and chief executive officer, Sean Lafleur, Gideon Hixon Ventures, a private venture capital partnership, and the managing general partner of J.M. Hixon Partners, a member of the company’s board of directors. Investors included new investors as well as current investors, company management and directors.

The proceeds will be used for working capital and to accelerate marketing to increase awareness of and subscriptions to SmartMusic®, the company’s award-winning music practice system. In addition, the funds raised will give the company more flexibility and time to achieve its broader financing objectives and improve its positive cash position.

“We are delighted with this financing,” commented Lafleur. “Investors are clearly excited about the economics of our SmartMusic subscription business. The market performance of SmartMusic is very promising given the limited nature of our marketing spending to date. Having achieved this financing, we expect to exceed our goal of 4,000 schools subscribing by the end of 2003, with annual revenues per school exceeding $400 based on more than 25% of schools taking our option to sponsor subscriptions for students at home. We see this financing as a strong vote of confidence in our ability to meet those short-term goals and look forward to regularly reporting on our progress toward this end. Our long-term goals remain 50,000 schools subscribing and more than $600 of annual revenue per school. We are continuing our efforts to obtain additional financing to achieve all our goals.”

Under the terms of the financing, the notes automatically convert to equity at a 25% discount to the price of the company’s next private equity placement. If a private placement is not completed for a minimum of $1 million by March 31, 2003, the notes will be secured by all company assets, subordinated to senior debt, and repaid in equal installments between September and December of 2003 and 2004. Further, if there is no conversion by March 31, 2003, warrants exercisable for five years to purchase three common shares for each dollar of principal outstanding for a price of $0.01 per share will be issued to the holders of the notes.

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Page 2 — MMUS Bridge Financing

ABOUT MAKEMUSIC! INC.

     MakeMusic!™ Inc. is a global music technology company whose mission is to enhance and transform the experience of making music, teaching music and learning music. Among its leading products are Finale®, the world’s best-selling music notation software and SmartMusic®, the complete music practice system that features Intelligent Accompaniment® and the world’s largest interactive accompaniment library. MakeMusic! maintains its corporate headquarters in Minneapolis, Minnesota, and its main international office in Paris, France. The company can be reached at www.makemusic.com.

Cautionary Statements

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Our forward-looking statements in this release generally relate to our growth strategy and expectations, the future of the SmartMusic Studio program and the sufficiency of and ability to complete a private placement into which the notes would convert or to otherwise obtain additional capital. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include, but are not limited to, our need for and ability to obtain additional capital; the market acceptance of our products; the intense competition we face; the rapid technological changes and obsolescence in our industry; our expected continuing operating losses; other general business and economic conditions; and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

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